UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2021
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2021, AMC Networks Inc. (the “Company”) entered into a separation agreement (the “Agreement”) with Edward A. Carroll. Pursuant to the Agreement, the Company waived the requirement that Mr. Carroll provide at least six months advance written notice of Mr. Carroll’s intent to terminate employment after the scheduled expiration date of the employment agreement dated October 13, 2016 (the “Employment Agreement”). The Agreement provides Mr. Carroll’s notice of intent to terminate his employment such that his last day of employment will be December 31, 2021 or any earlier date that the Company terminates Mr. Carroll’s employment for Cause (the last date of Mr. Carroll’s employment, the “Separation Date”). Effective as of October 1, 2021 through the Separation Date, Mr. Carroll will have such roles and reporting and responsibilities as are assigned to him from time to time by the Company, if any.

Following the occurrence of the Separation Date, and provided that Mr. Carroll’s employment has not been terminated for Cause (as defined in the Employment Agreement), (A) the Company will provide Mr. Carroll with the benefits and rights set forth in his Employment Agreement in the event of a qualifying termination of employment after the scheduled expiration date subject to Mr. Carroll’s execution of a release and each of the long-term cash incentive awards that Mr. Carroll holds as of the Separation Date that are scheduled to vest in calendar years 2023 and 2024 shall be deemed earned on the regularly scheduled vesting dates at the target performance level, and (B) the Company will arrange for continuation of medical, dental and/or vision coverage for Mr. Carroll and, as applicable, his eligible dependents, for up to 24 months.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	September 28, 2021	By:	/s/ Anne G. Kelly
Anne G. Kelly
Senior Vice President and Corporate Secretary